Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Scout Exploration, Inc. (the “Company”), on Form 10-K for the year ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Roozendaal, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report duly complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Roozendaal	Date: August 30, 2012
John Roozendaal
President and Chief Executive Officer